Exhibit 99.3

Nayarit Gold Inc.
(AN EXPLORATION STAGE COMPANY)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED
MARCH 31, 2010 AND 2009

(UNAUDITED)
(Expressed in Canadian Dollars)

Nayarit Gold Inc. (An Exploration Stage Company)
Interim Consolidated Financial Statements
For the Three and Six Months Ended March 31, 2010 and 2009
(Unaudited)
(Expressed in Canadian Dollars)

Table of Contents

Interim Consolidated Balance Sheets	1

Interim Consolidated Statements of Loss, Comprehensive Loss and Deficit	2

Interim Consolidated Statements of Cash Flows	3

Interim Consolidated Statements of Changes in Shareholders’ Equity	4

Notes to the Unaudited Interim Consolidated Financial Statements	5-18

Nayarit Gold Inc. (An Exploration Stage Company)
Interim Consolidated Balance Sheets
(Unaudited)
(Expressed in Canadian Dollars)

	March 31,	September 30,
	2010	2009

Assets

Current assets
Cash	$572,272	$2,481,433
Short-term investments	8,620	8,614
Prepaids and sundry receivables (Note 7)	58,271	53,618

	639,163	2,543,665

Property, plant and equipment (Note 5)	219,727	244,463

Exploration property interests (Note 6)	24,032,595	22,408,137

	$24,891,485	$25,196,265
Liabilities

Current liabilities
Accounts payable and accrued liabilities (Note 7)	$608,531	$378,613

Shareholders' Equity

Share capital (Note 8)	27,170,348	26,272,181
Warrants (Note 9)	5,520,225	5,325,976
Contributed surplus (Note 10)	6,540,473	6,838,609
Deficit	(14,948,092)	(13,619,114)

	24,282,954	24,817,652

	$24,891,485	$25,196,265

Going Concern (Note 1)
Commitments and Contingencies (Note 11)
Subsequent Events (Note 14)

Approved on behalf of the Board:

Signed   "R. Glen MacMullin" , Director
Signed   "Donald Flemming", Director

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

Nayarit Gold Inc. (An Exploration Stage Company)
Interim Consolidated Statements of Loss, Comprehensive Loss and Deficit
(Unaudited)
(Expressed in Canadian dollars)

	For the three months ended March 31,		For the six months ended March 31,
	2010	2009	2010	2009

Operating Expenses
Management and consulting fees	$200,323	$227,728	$537,630	$457,532
Travel & entertainment	53,417	80,384	139,780	152,623
Investor relations	37,152	84,734	85,983	184,817
Professional fees	22,611	30,721	45,938	64,462
Stock_ based compensation (Note 8(c))	950	198,089	44,043	504,026
Communications	16,042	13,401	31,164	30,050
Amortization	13,241	14,144	25,918	53,768
Insurance expense	12,892	11,506	24,452	21,072
Transfer agent, listing and filing fees	17,251	18,568	21,757	24,711
Occupancy cost	9,729	10,409	19,629	18,974
Office and general	7,736	12,972	15,609	25,451
Interest and bank charges	1,464	15,023	2,754	17,059
General exploration expense	43,205	1,984	43,205	1,984
Transaction costs (Note 13)	316,569	-	316,569	-
Foreign exchange loss (gain)	(15,378)	31,226	(20,999)	(42,272)

	737,204	750,889	1,333,432	1,514,257

Loss before the undernoted	(737,204)	(750,889)	(1,333,432)	(1,514,257)

Other Income (Expense)
Gain on disposal of asset	-	451	-	15,153
Unrealized (loss) gain in market value of investments	1,000	-	-	-
Interest income	923	2,207	4,454	25,726
Net Loss and Comprehensive
Loss for the Period	$(735,281)	$(748,231)	$(1,328,978)	$(1,473,378)

Deficit, beginning	$(14,212,811)	$(11,643,847)	$(13,619,114)	$(10,918,700)

Deficit, ending	$(14,948,092)	$(12,392,078)	$(14,948,092)	$(12,392,078)

Loss Per Share - basic and diluted	$(0.01)	$(0.01)	$(0.01)	$(0.02)

Weighted Average Outstanding Shares - basic and diluted	90,447,439	70,270,262	90,064,036	69,123,009

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

Nayarit Gold Inc. (An Exploration Stage Company)
Interim Consolidated Statements of Cash Flows
(Unaudited)
(Expressed in Canadian dollars)

	For the three months ended March 31,		For the six months ended March 31,
	2010	2009	2010	2009

Cash (Used In) Provided By:

Operating Activities
Net loss for the period	$(735,281)	$(748,231)	$(1,328,978)	$(1,473,378)
Items not involving cash
Stock-based compensation	950	198,089	44,043	504,026
Amortization	13,241	14,144	25,918	53,768
Gain on disposal of asset	-	(451)	-	(15,153)
Unrealized gain in market value of investments	(1,000)	-	-	-
Accrued interest income	-	(34)	(6)	(60)
Change in non cash operating working capital
Prepaids and sundry receivables	(14,796)	35,792	(4,653)	249,118
Accounts payable and accrued liabilities	239,254	(17,704)	209,031	(156,331)
	(497,632)	(518,395)	(1,054,645)	(838,010)
Financing Activities
Issuance of private placement units, net of costs	-	9,148,415	-	9,148,415
Exercise of options	420,000	68,278	420,000	68,278
	420,000	9,216,693	420,000	9,216,693

Investing Activities
Purchase of property, plant and equipment		(13,374)	(1,182)	(13,899)
Exploration property expenditures	(766,346)	(2,566,341)	(1,273,334)	(6,025,352)
	(766,346)	(2,579,715)	(1,274,516)	(6,039,251)

Change in cash	(843,978)	6,118,583	(1,909,161)	2,339,432

Cash, opening	$1,416,250	$1,577,015	$2,481,433	$5,356,166

Cash, closing	$572,272	$7,695,598	$572,272	$7,695,598

Supplemental Cash Flow Information (Note 12)

The accompanying notes form an integral part of these unaudited interim consolidated financial statements.

Nayarit Gold Inc. (An Exploration Stage Company)
Interim Consolidated Statements of Changes in Shareholders' Equity
(Unaudited)
(Expressed in Canadian dollars)

	Common Shares			Contributed	Accumulated
	Number	Amount	Warrants	Surplus	Deficit	Total

Balance, September 30, 2008	67,870,262	$18,969,087	$3,283,451	$5,783,716	$(10,918,700)	$17,117,554
Private placements	20,000,000	10,000,000	-	-	-	10,000,000
Warrant valuation	-	(1,789,000)	1,789,000	-	-	-
Finders' fees	-	-	622,000	-	-	622,000
Cost of issue	-	(1,677,722)	(368,475)	-	-	(2,046,197)
Shares issued for acquisition of property	1,500,000	675,000	-	-	-	675,000
Stock-based compensation	-	-	-	535,008	-	535,008
Stock-based compensation recorded as share and warrant issue costs	-	-	-	420,000	-	420,000
Stock-based compensation recorded as exploration property interests	-	-	-	126,423	-	126,423
Exercise of stock options	139,286	94,816	-	(26,538)	-	68,278
Net loss for the period	-	-	-	-	(2,700,414)	(2,700,414)

Balance, September 30, 2009	89,509,548	$26,272,181	$5,325,976	$6,838,609	$(13,619,114)	$24,817,652
Warrant valuation	-	(197,313)	197,313	-	-	-
Shares issued in predecessor share exchange	117	-	-	-	-	-
Shares issued for acquisition of property	750,000	360,000	-	-	-	360,000
Stock-based compensation	-	-	-	44,043	-	44,043
Stock-based compensation recorded as exploration property interests	-	-	-	(29,762)	-	(29,762)
Exercise of stock options	1,200,000	735,480	-	(315,481)	-	419,999
Expiry of warrants			(3,064)	3,064
Net loss for the period	-	-	-	-	(1,328,978)	(1,328,978)

Balance, March 31, 2010	91,459,665	$27,170,348	$5,520,225	$6,540,473	$(14,948,092)	$24,282,954

1.	Nature of Business and Going Concern

Nature of Business

Nayarit Gold Inc. (the "Company" or "Nayarit") is a Canadian mineral exploration company engaged in locating, acquiring and exploring for gold, silver and base metals primarily in Mexico and has not yet determined whether its exploration property interests contain mineral reserves that are economically recoverable. The Company's continuing operations and the underlying value and recoverability of the amounts shown for exploration property interests are dependent upon the existence of economically recoverable mineral reserves, the ability of the Company to obtain the necessary financing to complete the exploration and development of its exploration property interests, and on future profitable production or proceeds from the disposition of the exploration property interests.  The Company was incorporated pursuant to the laws of Ontario on November 27, 2003. To date, the Company has not earned any revenue and is considered to be in the development stage as defined by the Canadian Institute of Chartered Accountants (“CICA”) Accounting Guideline 11 "Enterprises in the Development Stage".

The Company's operations comprise a single reporting operating segment engaged in mineral exploration in Mexico (2009 – same). As the operations comprise a single reporting segment, amounts disclosed in the consolidated statements of loss for the period also represent segment amounts.  At March 31, 2010 (2009 – same), all of the Company's mineral properties are located in Mexico and substantially all cash is on deposit with Canadian chartered banks.

All of the Company’s mining assets are located outside of Canada and are subject to the risk of foreign investments, including increase in taxes and royalties, renegotiation of contracts, currency exchange fluctuations and political uncertainty.

Although the Company has taken steps to verify title to the properties on which it is conducting exploration and in which it has an interest, in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee the Company’s title.  Property title may be subject to unregistered prior agreements and non-compliance with regulatory requirements.

Going Concern

These unaudited interim consolidated financial statements have been prepared using Canadian generally accepted accounting principles (“Canadian GAAP”) applicable to a going concern, which assumes continuity of operations and realization of assets and settlement of liabilities and commitments in the normal course of business. In assessing whether the going concern assumption is appropriate, management takes into account all available information about the future, which is at least, but is not limited to, twelve months from the end of the reporting period. Management is aware, in making its assessment, of material uncertainties related to events or conditions that may cast significant doubt upon the entity’s ability to continue as a going concern, as described in the following paragraph. These unaudited interim consolidated financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and balance sheet classifications that would be necessary were the going concern assumption inappropriate. These adjustments could be material.

1.	Nature of Business and Going Concern (continued)

The Company is in the exploration stage and is subject to the risks and challenges similar to other companies in a comparable stage of exploration. These risks include, but are not limited to, dependence on key individuals, successful exploration results and the ability to secure adequate financing to meet the minimum capital required to successfully complete the project and continue as a going concern.  As at March 31, 2010, the Company had positive working capital of approximately $30,000, including cash and cash equivalents of approximately $572,000; however, management estimates that these funds will not be sufficient to meet the Company's obligations and budgeted expenditures through March 31 2011. Any funding shortfall may be met in the future in a number of ways including, but not limited to, the sale of equity or debt securities, further expenditure reductions, renegotiation of the amount and timing of exploration property payments, the introduction of joint venture partners, and/or a Business Combination (see Note 14). There is, however, no assurance that these sources of funding or initiatives will be available to the Company, or that they will be available on terms which are acceptable to the Company.

2.	Summary of Significant Accounting Policies

The unaudited interim consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles for interim financial statements. Accordingly, they do not include all of the information and notes to the consolidated financial statements required by Canadian generally accepted accounting principles for annual consolidated financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the three and six months ended March 31, 2010 may not necessarily be indicative of the results that may be expected for the year ending September 30, 2010.

The consolidated balance sheet at September 30, 2009 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by Canadian generally accepted accounting principles for complete consolidated financial statements. The unaudited interim consolidated financial statements have been prepared by management in accordance with the accounting policies described in the Company's annual audited consolidated financial statements for the year ended September 30, 2009. For further information, refer to the audited consolidated financial statements and notes thereto for the year ended September 30, 2009.

(a) Recently Adopted Accounting Policies

Financial Instruments

In June 2009, the AcSB issued amendments to Section 3862, “Financial Instruments – Disclosures”, to require enhanced disclosures about the relative reliability of the data, or “inputs”, that an entity uses in measuring the fair values of its financial instruments. The new requirements are effective for annual financial statements for fiscal years ending after September 30, 2009. The additional disclosures will be included in the Company’s annual financial statements for the year ending September 30, 2010.

2.	Summary of Significant Accounting Policies

(b) Future Accounting Changes

Business Combinations, Consolidated Financial Statements and Non-controlling Interests

In January 2009, the CICA issued Section 1582, “Business Combinations”, Section 1601, “Consolidated Financial Statements”, and Section 1602, “Non-controlling Interests” which replace Section 1581, “Business Combinations” and Section 1600, “Consolidated Financial Statements".  Section 1582 establishes standards for the accounting for business combinations that is equivalent to the business combination accounting standard under International Financial Reporting Standards (“IFRS”). Section 1582 is applicable for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2011. Early adoption of this section is permitted. Section 1601 together with Section 1602 establishes standards for the preparation of consolidated financial statements. Section 1601 is applicable for the Company’s interim and annual consolidated financial statements for fiscal years beginning on or after January 1, 2011. Early adoption of this section is permitted. If the Company chooses to early adopt any one of these sections, the other two sections must also be adopted at the same time.

International Financial Reporting Standards (“IFRS”)

In 2006, the Canadian Accounting Standards Board (“AcSB”) published a new strategic plan that will significantly affect financial reporting requirements for Canadian companies.  The AcSB strategic plan outlines the convergence of Canadian GAAP with IFRS over an expected five year transitional period.  In February 2008, the AcSB announced that the changeover date for publicly-listed companies to use IFRS, replacing Canada’s own GAAP is for interim and annual financial statements relating to the fiscal year beginning on or after January 1, 2011.  Accordingly, the Company will begin reporting under IFRS for its interim and annual periods for the year ended September 30, 2012.  The Company’s transition date will be October 1, 2010, which will require restatement for comparative purposes of amounts reported by the Company for the year ended September 30, 2011.  While the Company has begun assessing the adoption of IFRS, the financial reporting impact of the transition to IFRS cannot be reasonably estimated at this time.

3.	Capital Management

The Company considers the items included in consolidated Shareholders’ Equity as capital.  Accordingly, the capital of the Company is $24.3 million and $24.8 million as at March 31, 2010 and September 30, 2009, respectively.  The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to support the acquisition, exploration and development of mineral properties. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company's management to sustain future development of the business.

The properties in which the Company currently has an interest are in the exploration stage; as such the Company is dependent on external financing to fund its activities. In order to carry out the planned exploration and pay for administrative costs, the Company will spend its existing working capital and raise additional amounts as needed. The Company will continue to assess new properties and seek to acquire an interest in additional properties if it feels there is sufficient geologic or economic potential and if it has adequate financial resources to do so.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

There were no changes in the Company's approach to capital management during the period ended March 31, 2010. Neither the Company nor its subsidiary is subject to externally imposed capital requirements.

4.	Financial Risk Factors

The Company's risk exposures and the impact on the Company's unaudited interim consolidated financial instruments are summarized below:

Credit Risk

The Company's credit risk is primarily attributable to short-term investments and receivables. The Company has no significant concentration of credit risk arising from operations. Short-term investments consist of guaranteed investment certificates, which have been invested with reputable financial institutions, from which management believes the risk of loss to be remote.  Management believes that the credit risk concentration with respect to financial instruments in these areas is remote.

Liquidity Risk

The Company's approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. As at March 31, 2010, the Company had a cash and cash equivalents balance of $572,272 (September 30, 2009 - $2,481,433) to settle current liabilities of $608,531 (September 30, 2009 - $378,613).  All of the Company's accounts payable and accrued liabilities have contractual maturities of less than 30 days and are subject to normal trade terms.

Market Risk

(a)	Interest Rate Risk

The Company's current policy is to invest excess cash in investment grade short-term deposit certificates issued by its banking institutions. The Company periodically monitors the investments it makes and is satisfied with the credit ratings of its banks.

(b)	Foreign Currency Risk

The Company's functional currency is the Canadian dollar and major purchases are transacted in Canadian dollars. The Company funds certain operations, exploration and administrative expenses in Mexican Pesos (MXN) or US Dollars (USD) on a cash call basis using MXN or USD currencies converted from its Canadian dollar bank accounts held in Canada. Financial instruments included in exploration property interests consist of estimated IVA amounts recoverable which are recoverable in Mexican Pesos.  The estimated IVA amounts recoverable balance was $1,136,885CAD ($13,519,893MXN) and $1,043,579CAD ($13,005,720 MXN) as at March 31, 2010 and September 30, 2009, respectively.  Management believes the foreign exchange risk derived from currency conversions is insignificant and therefore does not hedge its foreign exchange risk.

4.	Financial Risk Factors (continued)

Market Risk (continued)

(c)	Price Risk

The Company is exposed to price risk with respect to commodity prices. The Company closely monitors commodity prices to determine the appropriate course of action to be taken by the Company.

(d)	Property Risk

See Note 1.

Sensitivity Analysis

The Company has designated its cash and cash equivalents and short term investments as held-for-trading, and measured them at fair value. Financial instruments included in prepaids and sundry receivables are classified as loans and receivables, which are measured at amortized cost. Accounts payable and accrued liabilities are classified as other financial liabilities, which are measured at amortized cost.

As at March 31, 2010, the carrying and fair value amounts of the Company's financial instruments are approximately the same.  Based on management's knowledge and experience of the financial markets, the Company believes movements in interest rates, foreign exchange, and commodity prices are reasonably possible over a three month period.

Short term investments include deposits at call which are at variable rates. Sensitivity to a plus or minus 1% change in rates would affect net loss by $nil.

The Company has IVA amounts recoverable in Mexican Pesos that give rise to exposure to foreign exchange risk.  The impact of a 10% increase in the Mexican Peso relative to the Canadian Dollar is an increase in the consolidated net loss and other comprehensive loss of $127,000CAD.  The impact of a 10% decrease in the Mexican Peso relative to the Canadian Dollar is a decrease in the consolidated net loss and other comprehensive loss of $97,000CAD.

Price risk is remote at this time since the Company is not a producing entity.

5.	Property, Plant and Equipment

	March 31, 2010
		Accumulated
	Cost	Amortization	Net
	$	$	$
Computer equipment	44,544	23,153	21,391
Furniture and equipment	15,000	6,360	8,640
Software	136,127	125,816	10,311
Vehicle	68,800	34,004	34,796
Leasehold improvements	34,448	15,614	18,835
Building	99,860	14,745	85,115
Land	40,640	-	40,640
	439,419	219,692	219,727

5.	Property, Plant and Equipment (continued)

	September 30, 2009
		Accumulated
	Cost	Amortization	Net
	$	$	$
Computer equipment	43,362	19,215	24,147
Furniture and equipment	15,000	6,360	8,640
Software	136,127	115,157	20,970
Vehicle	68,800	27,864	40,936
Leasehold improvements	34,448	12,169	22,279
Building	99,860	13,009	86,851
Land	40,640	-	40,640
	438,237	193,774	244,463

6.	Exploration Property Interests

	March 31, 2010
	Orion	IVA	Advances	Total
	$	$	$	$
Beginning balance	21,312,940	1,043,579	51,618	22,408,137

Additions during the year
Acquisition costs	852,997	-	-	852,997
Assays and analysis	23,204	-	-	23,204
Environmental	52,465	-	-	52,465
Exploration support	44,651	-	-	44,651
Field supplies & equipment	661	-	-	661
Geological	149,673	-	-	149,673
Land payments	19,603	-	-	19,603
Metallurgical	73,182	-	-	73,182
Mining duties, permits and fees	110,904	-	-	110,904
Transportation	23,559	-	-	23,559
Wages and consulting fees	223,998	-	-	223,998
	1,574,897	-	-	1,574,897

Collected during the period	-	-	-	-
Increase (decrease) during the period	-	93,306	(43,745)	49,561

Ending balance	22,887,837	1,136,885	7,873	24,032,595

6.	Exploration Property Interests (continued)

	September 30, 2009
	Orion	IVA	Advances	Total
	$	$	$	$
Beginning balance	11,110,355	944,527	63,914	12,118,796

Additions during the year
Acquisition costs	1,964,012	-	-	1,964,012
Assays and analysis	863,120	-	-	863,120
Environmental	50,943	-	-	50,943
Drilling	4,956,907	-	-	4,956,907
Exploration support	430,006	-	-	430,006
Field supplies & equipment	114,328	-	-	114,328
Geological	242,983	-	-	242,983
Mapping & surveying	11,144	-	-	11,144
Metallurgical	46,499	-	-	46,499
Mining duties, permits and fees	213,506	-	-	213,506
Transportation	93,843	-	-	93,843
Wages and consulting fees	1,215,294	-	-	1,215,294
	10,202,585	-	-	10,202,585

Collected during the year	-	(1,009,585)	(12,296)	(1,021,881)
Increase during the year	-	1,108,637	-	1,108,637

Ending balance	21,312,940	1,043,579	51,618	22,408,137

Orion

The Orion Gold Project consists of several mineral concessions containing a total area of approximately 105,000 hectares located in the state of Nayarit, on the Pacific coast of the Republic of Mexico.

The El Magnifico concession, which formed part of the Company’s initial land holdings, was staked for the Company and is not subject to any royalty or other agreements. The Bonanza I, Reese, Gross and El Dorado concessions, staked at various times since September, 2005 by the Company, are likewise not subject to any royalty or other agreements.

The following concessions are subject to a royalty or option agreement:

(a)	Orion

The Orion concession is made up of one concession comprising approximately 528 hectares. The Orion concession is subject to a 3.5% net smelter royalty, which may be purchased at any time for $250,000 and a 10% net profits interest.

(b)	La Estrella

Pursuant to an option agreement dated November 28, 2003, the Company can acquire a 100% interest in the La Estrella concession.  The La Estrella concession is made up of one claim comprising approximately 146 hectares.  Consideration for the acquisition of the concessions is as follows:

6.           Exploration Property Interests (continued)

(b) La Estrella (continued)

▪
Aggregate payments of USD$1,450,000 (CAD$1,527,984) over six years with an initial payment of USD$25,000 (CAD$24,870) (paid) and payments in year one - USD$50,000 (CAD$49,740) (paid); year two - USD$75,000 (CAD$74,610) (paid); year three - USD$100,000 (CAD$134,628) (paid); year four - USD$100,000 (CAD$102,072) (paid); year five - US$100,000 (CDN$115,420) (paid); year six - US$1,000,000 (CDN$1,049,390).

▪
On December 8, 2009, the Company renegotiated the property payments on the La Estrella concession.  The original agreement provided for a USD$1,000,000 (CAD$1,049,390) payment to be made on November 28, 2009; however, the Company has restructured the payment as follows: December 8, 2009 USD$75,000 (CAD$79,240) (paid), June 8, 2010 USD$25,000 (CAD $26,235), December 8, 2010 USD$100,000 (CAD$104,939), June 8, 2011 USD$100,000 (CAD$104,939), December 8, 2011 USD$175,000 (CAD$183,643), June 8, 2012 USD$175,000 (CAD$183,643) and December 8, 2012 USD$350,000 (CAD$367,286).

(c)	San Juan, San Francisco, San Miguel and Isis (collectively known as Huajicari concessions)

On July 25, 2008, the Company entered into a definitive option agreement with Compania Minera Huajicari, S.A. de D.V. (“Compania Minera Huajicari”) to acquire six additional mining concessions totaling 2,730 hectares in the Orion Silver-Gold Mining District in the State of Nayarit, Mexico.  Consideration for the acquisition of the concessions is as follows:

▪
Aggregate payments of USD$2,500,000 (CAD$2,588,130) with an initial payment of USD$500,000 (CAD$511,650) (paid), and payments six months from closing - USD$500,000 (CAD$601,900) (paid), twelve months from closing - USD$500,000 (CAD$567,408) (paid), eighteen months from closing - USD$500,000 (CAD$524,695) and twenty-four months from closing - USD$500,000 (CAD$509,620).

▪
One December 10, 2009, the Company renegotiated the property payments on the Huajicari concession.  The original agreement provided for a USD$500,000 payment to be made on November 8, 2009; however, the Company has restructured the payment as follows: January 31, 2010 USD$250,000 (CAD$262,348) (paid) and April 30, 2010 USD$250,000 (CAD$254,810) (not paid to date as the payment terms are currently under renegotiation).

▪
3,500,000 common shares of Nayarit Gold Inc., of which 500,000 was due upon closing (issued), 750,000 was due six months from closing (issued), 750,000 was due twelve months from closing (issued), 750,000 are due eighteen months from closing (issued), and 750,000 are due twenty-four months from closing.  The shares issued are recorded based on the share price on the date the shares are issued.

▪	Compania Minera Hujicari has the option to acquire an additional 500,000 common shares of the Company by foregoing and in lieu of receiving the USD$500,000 (CAD$509,620) payment due by May 8, 2010.

▪	The Company committed to exploration expenditures of USD$3,000,000 (CAD$3,057,720) over the first two years on the acquired concessions.

▪	3% Net Smelter Royalty (“NSR”) on production from the acquired concessions, however, the Company has the option to purchase the NSR for US$3,000,000 (CAD$3,057,720).

▪	The Company may early terminate the agreement without further responsibility upon payment of 20% of the total remaining cash payments at the time of termination.

7.	Related Party Transactions

(a)
During the three months ended March 31, 2010, the Company paid or accrued $16,203 (2009 - $52,560) consulting fees to an officer of the Company.  The fees were recorded as exploration property interests.  In addition, for the three months ended March 31, 2010, the Company recorded ($44,246) of stock based compensation cost as exploration property interests.

(b)
During the six months ended March 31, 2010, the Company paid or accrued $55,877 (2009 - $98,388) consulting fees to an officer of the Company.  The fees were recorded as exploration property interests.  In addition, for the six months ended March 31, 2010, the Company recorded ($26,763) of stock based compensation cost as exploration property interests.

(c)
Included in accounts payable and accrued liabilities at March 31, 2010 is nil (September 30, 2009 - $16,586) owing to one officer of the Company for management fees and expenses incurred on behalf of the Company.  These amounts are unsecured, non-interest bearing with no fixed terms of repayment.

(d)	Included in prepaids and sundry receivables at March 31, 2010 is nil (September 30, 2009 - $885) as an advance for travel costs to an officer of the Company.

The above related party transactions occurred in the normal course of operations and were measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

8.	Share Capital

(a)	Authorized

Unlimited number of common shares

(b)	Issued

	Number	Amount
	#	$

Balance at September 30, 2008	67,870,262	18,969,087

Private placement at $0.50 per share (i)	20,000,000	10,000,000
Warrant valuation (i)	-	(1,789,000)
Exercise of stock options	139,286	94,816
Issue of shares for acquisition of property (Note 6 (c))	1,500,000	675,000
Share issue costs (i)	-	(1,677,722)

Balance at September 30, 2009	89,509,548	26,272,181

Warrant valuation (ii)	-	(197,313)
Exercise of stock options	1,200,000	735,480
Issue of shares in predecessor share exchange	117	-
Issue of shares for acquisition of property (Note 6 (c))	750,000	360,000

Balance at March 31, 2010	91,459,665	27,170,348

8.	Share Capital (continued)

(b)	Issued (continued)

(i)
On March 24, 2009, the Company completed a brokered private placement consisting of 20,000,000 units (the “Units”) in the Company at a price of $0.50 per Unit for gross proceeds of $10,000,000. Each Unit is comprised of one common share and one-half of one common share purchase warrant. Each warrant entitles the holder to purchase one additional common share (“Warrant Share”) of the Company at an exercise price of $0.65 per Warrant Share at any time within two years from the date of closing. Jennings Capital Inc. and BMO Capital Markets acted as co-lead agents in an investment dealer syndicate which included Wolverton Securities Inc.

The agents were paid a cash commission of $700,000 and were issued a total of 1,400,000 warrants (the “Broker Warrants”). Each Broker Warrant is exercisable for one Unit at $0.50 per Unit at any time within 24 months of closing.  The fair value of the Broker Warrants issued was determined to be $0.44 per warrant or $622,000 in the aggregate using the Black-Scholes option pricing model and was charged to share issue costs.  The following weighted average assumptions were used: risk-free interest rate of 1.07%, expected dividend yield of 0%, expected stock volatility of 84% and an expected life of 2 years.

Other consultants were issued a total of 1,000,000 stock options related to the successful completion of the financing.  The fair value of the stock options issued was determined to be $0.42 per stock options or $420,000 in the aggregate using the Black-Scholes option pricing model and was charged to share issue costs.  The following weighted average assumptions were used: risk-free interest rate of 2.535%, expected dividend yield of 0%, expected stock volatility of 84% and an expected life of 5 years.  Other share issue costs totaled $305,084.  Issue costs of $368,475 were allocated to warrants.

The fair value of the private placement warrants issued was determined to be $0.18 per warrant or $1,789,000 in the aggregate using the Black-Scholes option pricing model.  The following weighted average assumptions were used: risk-free interest rate of 1.07%, expected dividend yield of 0%, expected stock volatility of 84% and an expected life of 2 years.

(ii)
On December 31, 2009, the Company obtained approval to extend the term of 5,682,500 common share purchase warrants that were issued by the Company as part of the January 11, 2008 private placement.  The term of these warrants was extended by six months; accordingly, the new expiry date is now July 11, 2010.  The amended fair value of the warrants has been estimated using the Black-Scholes option pricing model using the following assumptions: risk-free interest rate of 0.5%; expected life of 0.53 years; expected volatility of 62%, and expected dividend yield of 0%.  The additional estimated fair value of $197,313 was allocated to the warrants.

8.	Share Capital (continued)

(c)            Stock Options

The Company has a stock option plan (the “Plan”) providing the Board of Directors with the discretion to issue stock options to its directors, officers and certain consultants of the Company.  Previously, the aggregate number of shares of the Company which could be issued and sold under the Plan should not exceed 9,775,000.  At the annual general meeting of the shareholders in March 2009, an amendment to the Plan was approved whereby the aggregate number of shares of the Company which may be issued and sold under the Plan was increased to 11,300,000.  Stock options are granted with an exercise price determined by the Board of Directors.   Options shall not be granted for a term exceeding five years.  Options vest over a period of at least 18 months and must be released in equal stages on a quarterly basis and options issued to Investor Relations Consultants must vest in stages of not less than twelve months with no more than one-quarter of the options vesting in any three month period.

The following is a summary of stock option activity for the six months ended March 31, 2010 and the year ended September 30, 2009:

	Six Months Ended		Year Ended
	March 31, 2010		September 30, 2009
		Weighted		Weighted
	Number of	Average	Number of	Average
	Options	Exercise Price	Options	Exercise Price
	#	$	#	$
Beginning Balance	9,089,286	0.65	7,795,000	0.65
Granted	-	-	1,978,572	0.58
Forfeited	(120,000)	0.65	(545,000)	0.51
Exercised	(1,200,000)	0.35	(139,286)	0.48

Ending Balance	7,769,286	0.70	9,089,286	0.65

The estimated fair value of options has been estimated at the grant date using the Black-Scholes option pricing model.  The weighted average assumptions used in the pricing model to assign value to the options granted during the period are as follows:

	Six Months Ended	Year Ended
	March 31, 2010	September 30, 2009

Risk free interest rate	nil	2.17%
Expected life	nil	4.3 years
Expected volatility	nil	86%
Expected dividend yield	nil	-

8.	Share Capital (continued)

(c)           Stock Options (continued)

The weighted average fair value of options granted whose exercise price at grant date was greater than the market price on the grant date during the three months ended March 31, 2010 is nil (year ended September 30, 2009 – $0.26).  The weighted average fair value of options granted whose exercise price at grant date was less than the market price on the grant date during the year ended March 31, 2010 is nil (year ended September 30, 2009 – $0.39).

As at March 31, 2010, the Company has outstanding stock options entitling the holders to acquire common shares as follows:

			Weighted Average
Weighted Average	Number	Number	Remaining
Exercise Price	Outstanding	Exercisable	Contractual Life
$	#	#	Years
0.35	700,000	700,000	0.1
0.75	89,286	89,286	0.3
1.30	700,000	700,000	1.1
1.33	75,000	75,000	1.1
0.98	1,550,000	1,550,000	2.1
0.90	50,000	50,000	2.2
0.90	50,000	50,000	2.3
0.80	100,000	100,000	2.3
0.60	10,000	10,000	2.4
0.44	140,000	140,000	2.7
0.49	100,000	100,000	2.8
0.50	2,315,000	2,315,000	3.1
0.50	100,000	100,000	3.1
0.68	240,000	228,000	0.1
0.70	500,000	250,000	3.8
0.50	50,000	50,000	3.9
0.55	1,000,000	500,000	4.0
0.65	7,769,286	7,007,286	2.4

As at March 31, 2010, 3,530,714 options remained available for future grants under the plan.  Options vested and exercisable at March 31, 2010 totaled 7,007,286 at an average exercise price of $0.71 per share.

9.	Warrants

The following is a summary of warrant activity for the six months ended March 31, 2010 and the year ended September 30, 2009:

	Six Months Ended			Year Ended
	March 31, 2010			September 30, 2009
			Weighted			Weighted
			Average			Average
	Number	Amount	Exercise Price	Number	Amount	Exercise Price
	#	$	$	#	$	$
Beginning Balance	36,038,800	5,325,976	0.70	24,638,800	3,283,451	0.73
Granted	-	-	-	11,400,000	2,411,000	0.63
Cost of issue	-	-	-	-	(368,475)	-
Extended	-	197,313	-	-	-	-
Exercised	-	-	-	-	-	-
Expired	(27,300)	(3,064)	0.70	-	-	-
Ending Balance	36,011,500	5,520,225	0.70	36,038,800	5,325,976	0.70

The following warrants are outstanding as at March 31, 2010:

Number of
Warrants	Exercise Price	Expiry Date
#	$
5,637,500	0.70	July 11, 2010	(1)
17,900,000	0.75	July 25, 2010
1,074,000	0.56	July 25, 2010	(2)
10,000,000	0.65	March 24, 2011
1,400,000	0.50	March 24, 2011	(3)
36,011,500

(1)	Approval for the extension of the warrants was obtained on December 31, 2009. See Note 8(b)(ii).
(2)	Each whole warrant entitles the holder to acquire one unit comprised of one common share and one warrant to acquire one additional common share for $0.75 for a period of two years.
(3)	Each whole warrant entitles the holder to acquire one unit comprised of one common share and one warrant to acquire one additional common share for $0.65 for a period of two years.

10.	Contributed Surplus

	Six Months Ended	Year ended
	March 31, 2010	September 30, 2009
	$	$
Beginning Balance	6,838,609	5,783,716
Stock-based compensation expense	44,043	535,008
Stock-based compensation recorded as share and warrant issue costs	-	420,000
Stock-based compensation recorded as exploration property interests	(29,762)	126,423
Exercise of stock options	(315,481)	(26,538)
Expiration of warrants	3,064	-
Ending Balance	6,540,473	6,838,609

11.	Commitments and Contingencies

On October 1, 2007, the Company entered into a lease for office space for a term of five years ending September 30, 2012.  Minimum lease commitments for successive fiscal years ending September 30 are approximated as follows:

$
2010	11,470
2011	22,940
2012	23,680
58,090

The Company has an employment agreement with the Chief Executive Officer that contains change of control, change of location and termination clauses under which the Chief Executive Officer would be entitled to three times his annual salary of $250,000 and bonus (determined by the compensation committee on an annual basis with the bonus amount not to exceed 150% of the annual salary) and his listed benefits would continue for a period of three years.

The Company has an employment agreement with the Chief Financial Officer that contains change of control, change of location and termination clauses under which the Chief Financial Officer would be entitled to two times her annual salary of $100,000 and bonus (determined by the compensation committee on an annual basis with the bonus amount not to exceed 150% of the annual salary) and her listed benefits would continue for a period of three years.

See also Note 6(c) regarding the early termination clause with respect to the Huajicari concessions.

12.	Supplemental Cash Flow Information

	Three Months Ended March 31,		Six Months Ended March 31,
	2010	2009	2010	2009
	$	$	$	$
Interest paid	-	-	-	-
Income taxes paid	-	-	-	-

Non-cash investing and financing transactions:
Acquisition of exploration property interests for share consideration (Note 6(b))	-	-	360,000	337,500
Change in exploration property interests payable	(53,407)	616,777	20,887	588,339
Fair value of warrants extended	-	-	197,313	-
Recorded value of warrants expired	3,064	-	3,064	-
Fair value of warrants included in share issue costs	-	322,000	-	322,000
Stock-based compensation recorded as exploration property interests	(44,426)	-	(29,763)	-
Recorded value of options exercised	315,480	26,538	315,480	26,538

13.	Subsequent Events

In February 2010, the Company jointly announced with Capital Gold Corporation (“Capital Gold”) that they had entered into an agreement (the "Agreement") with respect to a proposed business combination in an all-share transaction subject to the completion of satisfactory due diligence, receipt of Nayarit and Capital Gold shareholder approval, receipt by Nayarit of a fairness opinion, regulatory approvals and the satisfaction of certain other conditions.  Pursuant to the terms of the Agreement, subject to the satisfaction or waiver of all conditions, all of the Nayarit common shares issued and outstanding immediately prior to the consummation of the business combination (other than Nayarit Common Shares held by dissenting stockholders of Nayarit) shall become exchangeable into the common stock of Capital Gold on the basis of 0.134048 shares of Capital Gold’s Company common stock for each one (1) Nayarit Common Share.  Following the business combination, the surviving entity (the "Combined Entity") will be a wholly-owned subsidiary of Capital Gold. $316,569 of transaction costs have been incurred related to this transaction.  The transaction closed in August 2010.